Exhibit 10.21


                           LOAN AND SECURITY AGREEMENT
                           ---------------------------



         THIS AGREEMENT, made this _______ day of December, 2001, by and between WHEELING CITY CENTER HOTEL, LLC, a West Virginia limited liability company, with an office and place of business located in Wheeling, Ohio County, West Virginia (hereinafter called "Borrower"), WESBANCO BANK, INC. (formerly Wesbanco Bank Wheeling), a West Virginia banking corporation, having its principal office and place of business located in Wheeling, Ohio County, West Virginia (hereinafter called "Bank") and PELICAN PROPERTIES, INTERNATIONAL CORP., a Florida corporation (hereinafter called "Pelican"), and MCLURE HOUSE HOTEL & CONFERENCE CENTER, LLC, a West Virginia limited liability company (hereinafter called "McLure") (Pelican and McLure hereinafter collectively referred to as "Guarantors").

         WHEREAS, Borrower is desirous of obtaining loans in the aggregate amount of Two Million Four Hundred Seventy-two Thousand Seven Hundred Sixteen Dollars and Eighty-one Cents ($2,472,716.81) and will use said loan proceeds in connection with an Exchange Agreement with McLure wherein the Borrower has issued to McLure a membership interest in the Borrower in exchange for the fee simple title to Ramada Plaza City Center Hotel located in Wheeling and these certain assets including, but not limited to, the name "McLure House Hotel and Conference Center", all existing leases of real and personal property, all fixtures, chattels and tangible personal property placed upon, attached to, or used in connection with or in the operation of the McLure Hotel and Conference Center, as well as the appurtenant apartment building and parking garage, all as more fully described in the Exchange Agreement attached hereto as Exhibit "A" and made a part of this Agreement; and

         WHEREAS, as an inducement to Bank to make such loans, the Guarantors are willing to unconditionally guarantee payment of the aforesaid loans to the Bank; and

         WHEREAS, subject to the terms and conditions contained herein, the Bank is willing to extend to the Borrower loans in that amount.

         NOW, THEREFORE, WITNESSETH: That in consideration of the mutual covenants contained herein, and with the intent to be legally bound hereby, the parties hereto agree as follows:

                                 SECTION 1. LOAN
                                 ---------------

         1.1 CREDIT. Subject to the terms and conditions hereof, and relying on the representations and warranties herein contained, Bank agrees to lend to Borrower, contemporaneously with the execution and delivery of this Agreement, the aggregate sum of Two Million Four Hundred Seventy-two Thousand Seven Hundred Sixteen Dollars and Eighty-one Cents ($2,472,716.81), as hereinafter provided.

         1.2 FIRST TERM NOTE. Subject to the terms and conditions hereof, the Borrower shall borrow from the Bank, and the Bank shall lend to the Borrower, the sum of Two Million Three Hundred Seventy-one Thousand Seven Hundred Twenty-six Dollars and Fifty Cents ($2,371,726.50) on a term loan basis. Such loan shall be evidenced by a promissory note in the form attached hereto as Exhibit "B" (hereinafter referred to as "First Term Note"). Said First Term Note shall bear interest at a fixed rate of Seven and One-Half Percent (7-1/2%) per annum. The principal balance outstanding under the First Term Note shall be amortized on the basis of a ______ (___) month term. Beginning on the 30th day of ___________, 2001, and continuing on the same day of each month thereafter, the Borrower shall make minimum monthly payments of Seventeen Thousand Seven Hundred Thirty-six Dollars ($17,736.00), as principal and interest, for __________ (___) consecutive months with a balloon payment of all remaining principal and accrued but unpaid interest due and payable in full on the 30th day of October, 2003.

         1.3 SECOND TERM NOTE. The Borrower shall borrow from the Bank, and the Bank shall lend to the Borrower, the sum of One Hundred Thousand Nine Hundred Ninety Dollars and Thirty-one Cents ($100,990.31) on a term loan basis. Such loan shall be evidenced by a Promissory Note in the form attached hereto as Exhibit "C" (hereinafter referred to as "Second Term Note"). Said Second Term Note shall bear interest at a variable rate equal to the Bank's Base Rate, plus one percent (1%), per annum, fluctuating annually. The term Base Rate shall mean the rate of interest announced by the Bank from time to time as its prevailing commercial rate. Bank shall give Borrower notice of any change in the rate. The principal balance outstanding under the Second Term Note shall be amortized on the basis of a ______ (___) month term. Beginning on the 30th day of ___________, 2001, and continuing on the same day of each month thereafter, the Borrower shall make minimum monthly payments of Three Thousand Four Hundred and Ninety-two Dollars ($3,492.00), principal and interest for _____ (___) consecutive months with a balloon payment of all remaining principal and accrued but unpaid interest due and payable in full on the 30th day of May, 2004.

         1.4 PREPAYMENT. Borrower shall have the right to prepay the Notes outstanding under this Agreement in whole at any time, or in part from time to time, without premium or penalty. Each prepayment of any note issued hereunder shall be accompanied by the interest accrued on the principal amount so prepaid to the date of such prepayment.

         1.5 SUBSTITUTIONS AND EXCHANGES. The term "Notes" as used in this Agreement shall include the "First Term Note", "Second Term Note", and each promissory note delivered under this Agreement by Borrower, and each promissory note delivered in substitution or exchange for any such promissory note, and, where applicable, shall include the singular number as well as the plural.

         1.6 INTEREST AFTER DEFAULT. Upon the occurrence of an Event of Default as defined in Section 8, the Bank may, in its sole discretion, increase the interest rate on the Notes by two percentage points (200 basis points) above the levels described in subsections 1.2 and 1.3 hereof. The interest rate on the Notes will not exceed the maximum rate permitted by applicable law. Such interest rate increase shall remain in effect until the Bank reasonably concludes that such Event of Default has been cured.

                    SECTION 2. REPRESENTATIONS AND WARRANTIES
                    -----------------------------------------

         To induce Bank to enter into this Agreement and to make the loan herein provided for, Borrower and where specifically noted, Guarantors, represent and warrant to Bank that:

         2.1 EXISTENCE AND AUTHORITY. Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of West Virginia, and is duly qualified to do business, and is in good standing as a foreign limited liability company in all jurisdictions where the failure to so qualify is reasonably likely to have a material adverse effect upon its business. Pelican is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and is duly qualified to do business, and is in good standing as a foreign corporation in all jurisdictions where the failure to so qualify is reasonably likely to have a material adverse effect upon its business. McLure is a limited liability company duly organized, validly existing and in good standing under the laws of the State of West Virginia, and is duly qualified to do business, and is in good standing as a foreign limited liability company in all jurisdictions where the failure to so qualify is reasonably likely to have a material adverse effect upon its business.

         2.2 VALIDITY OF AGREEMENT, NOTES, SECURITY AGREEMENT AND DEED OF TRUST. The making and performance by Borrower and Guarantors of this Agreement, the Notes, Guaranty Agreements, Security Agreements, Financing Statements, and Deed of Trust, to be delivered hereunder by them, are within their respective powers and have been duly authorized by all necessary company or corporate action, require no governmental approval, and do not contravene any law, articles of organization, operating agreement, charter, bylaw, or contravene any restriction binding upon them.

         2.3 LEGAL, VALID AND BINDING. This Agreement is, and each Note, the Security Agreements, Financing Statements, Deed of Trust and Guaranty Agreements hereunder, when duly executed and delivered for value, will be legal, valid and binding obligations of the Borrower and the Guarantors, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy or other similar laws and subject to general principles of equity as to the availability of specific performance or injunctive relief.

         2.4 PENDING LITIGATION. There are no actions, suits, investigations, or proceedings pending or, to the knowledge and belief of the Borrower, threatened, against or affecting the Borrower, the Guarantors, the business, operations, properties, prospects, profits or condition (financial or otherwise) of the Borrower or the Guarantors, nor any such proceeding pending before or by any governmental department, commission, board, regulatory authority, bureau, agency or instrumentality, domestic, foreign, federal, state or municipal (hereinafter collectively "governmental agency") or any court, arbitrator or grand jury, which are reasonably likely to result in any material adverse change in the business, operations, properties, prospects, profits or condition (financial or otherwise) of the Borrower or the Guarantors or in the ability of the Borrower or the Guarantors to perform this Agreement or the Notes.

         2.5 NONDEFAULT STATUS. To the knowledge and belief of the Borrower and the Guarantors, they are not in default with respect to any judgment, order, writ, injunction, decree, demand, rule or regulation of any court, arbitrator, grand jury or of any governmental agency, default under which might have consequences which would materially and adversely effect the business, operations, properties, prospects, profits or condition (financial or otherwise) of the Borrower and Guarantors.

         2.6 FINANCIAL STATEMENTS. The financial statements, delivered to the Bank, are true and correct as of the date thereof and fairly present the financial condition of Borrower and the Guarantors as of the date thereof. Such statements were prepared in all material respects in accordance with generally accepted accounting principles ("GAAP"), consistently applied throughout the periods presented, and are complete and correct. There has been no change in the condition, financial or otherwise, of the Borrower or the Guarantors have, since the date of each entity's latest financial statements, other than changes in the ordinary course of business which have not, in the aggregate, been materially adverse.

         2.7 RIGHT, TITLE AND INTEREST. Borrower and the Guarantors have, or will have, good and marketable right, title and interest in and to all their property including all the real and personal property (such real and personal property being referred to herein as the "Property") described in this Agreement and the Exhibits hereto, free and clear of all liens and encumbrances, except such liens and encumbrances, if any, reflected in the financial statements of the Borrower and the Guarantors heretofore delivered to the Bank.

         2.8 COMPLIANCE WITH LAW. The Borrower and the Guarantors have, to the best of their knowledge and belief, complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, including without limitation, immigration and all federal, state or local environmental laws pertaining to toxic or hazardous substances or waste.

         2.9 TAXES. All tax returns and reports of the Borrower and Guarantors required by law to be filed have been duly filed, and all taxes, assessments, fees and other governmental charges upon the Borrower and the Guarantors or upon any of their property, including the Property, and upon any of the other assets, income or franchises of the Borrower and the Guarantors, which are due and payable, have been paid, or provision for the payment of the same has been made by the Borrower and Guarantors.

         2.10 MEMBERSHIP INTERESTS AND STOCK OWNERSHIP. The members of the Borrower, and the names and percentages of ownership of the members, are as follows:

         MEMBERS                                                  OWNERSHIP
         -------                                                  ---------

         Pelican Properties, International Corp.                     100%

         Pelican is a publicly traded corporation on the over-the-counter market and has 5,975,851 shares of authorized capital stock:

         STOCKHOLDERS                                         NO. OF SHARES
         ------------                                         -------------


         The names and percentages of ownership of the members of McLure are as follows:

         MEMBERS                                                  OWNERSHIP
         -------                                                  ---------

         Thomas Fredrick Tweedlie                                     50%
         Cassandra Sue Tweedlie                                       50%

         2.11 EMPLOYEE BENEFIT PLANS. No employee benefit plan (as such term is defined in ERISA) from time to time maintained by the Borrower or trust created thereunder, or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 or Section 2003(a) of ERISA) which could subject such pension plan or any other pension plan, any trust created thereunder, or any trustee or administrator thereof, or any other party dealing with any pension plan or any such trust maintained by Borrower to the tax or penalty on prohibited transactions imposed by Section 502 or Section 2003(a) of ERISA. No pension plan or trust created by Borrower has been terminated, and there have been no "reportable events" (as that term is defined in Section 4043 of ERISA) since the effective date of ERISA. No pension plan or trust created by Borrower has incurred any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) whether or not waived, since the effective date of ERISA. The Borrower is not, nor has it been, a party to any multi-employer pension plan or benefit plan.

         2.12 RIGHTS, LICENSES. The Borrower and Guarantors possess all patents, patent rights or licenses, trademarks, trademark rights, trade names, trade name rights, and copyrights which are required to conduct their businesses as now conducted, or which is anticipated to be conducted, without known conflict with the rights of others.

                   SECTION 3. PERSONAL PROPERTY AS COLLATERAL
                   ------------------------------------------

         3.1 PERSONAL PROPERTY. As security for the payment when due of the principal of and interest on each of the Notes issued hereunder and of each and every other liability of the Borrower to the Bank (both those in existence and those that may hereafter arise), the Borrower and, where specifically noted, Guarantors hereby pledge and assign to the Bank and grant to the Bank a security interest in all of the following property:

         BORROWER:
         ---------

                  (A) A first lien security interest in all Accounts, Accounts Receivable, Documents, Goods, Instruments, Inventory, Equipment, Furniture, General Intangibles, Chattel Paper, and Fixtures, both those in existence and those that shall hereafter arise, and all Proceeds of the foregoing.

                  (B) Collateral Assignment of the following leases and all rents to be derived therefrom:

                           (i) Lease dated May 1, 1998, from McLure Hotel, Inc.
                  to Cafe La News for certain store front property;

                           (ii) Lease dated ___________ from _____________ to
                  Hallmark Shop for certain store front property;

                           (iii) Lease dated _______________, by and between
                  McLure Hotel, Inc. and Avis Rent-A-Car Company of Pittsburgh for certain storefront property, an antenna and parking;

                           (iv) Lease dated February 1, 1988, by and between
                  McLure Land Company and Mancan, Inc. d/b/a Manpower for certain storefront property;

                           (v) The apartment tenants and each separate month to
                  month arrangements or separate lease agreements with respect thereto;

                           (vi) Premise Lease and Food Service Agreement dated
                  February 23, 2001, by and between McLure House Hotel & Conference Center, LLC and Sparachane Enterprises, Inc.; and

                           (vii) Any and all successor Leases to the foregoing
                  and all other Leases with respect to the premises herein described in Section 4.

         MCLURE:
         -------

                  (A) A first lien security interest in all Accounts, Accounts Receivable, Chattel Paper, Documents, Goods, Instruments, Inventory, Equipment, Furniture, Furnishings, Fixtures, kitchen and bar appliances, dishes, cooking utensils, beverage and food, General Intangibles, and other items owned by McLure in its operation within the McLure Hotel of the "Rio Lounge and Entertainment Complex", all those in existence and those that shall hereafter arise, and all Proceeds of the foregoing.

                     SECTION 4. REAL PROPERTY AS COLLATERAL
                     --------------------------------------

         4.1 REAL ESTATE. Prior to or contemporaneously with the delivery hereof, the Borrower shall have delivered to the Bank a real estate Deed of Trust in the priority hereinafter specified constituting an enforceable lien against the property hereinafter described, which said instrument shall secure the payment, when due, of the notes issued hereunder, and of each and every other liability of the Borrower to the Bank, both those now in existence and those that may hereafter arise, as follows:

         A first lien against certain real estate and improvements known as the McLure House Hotel and Conference Center, including a 173 room full-service hotel, together with an appurtenant apartment building containing approximately 30 apartments, and an appurtenant seven-story parking garage with parking spaces for approximately 225 vehicles, located in the City of Wheeling, Ohio County, West Virginia (the "McLure Hotel"), and more particularly described on the attached Exhibit "D".

                        SECTION 5. CONDITIONS OF LENDING
                        --------------------------------

         5.1 CONDITIONS PRECEDENT. The obligation of the Bank to make loans hereunder is subject to the condition precedent that the Bank shall have received on or before the making of the first loan hereunder the following in form and substance satisfactory to the Bank:

                  (A) Certificates dated the date of such loan and executed by the appropriate Manager-Member of the Borrower, the Secretary of Pelican and the Manager-Member of McLure, evidencing the necessary company and corporate action taken by the Borrower and the Guarantors with respect to this Agreement and the borrowings hereunder;

                  (B) A signed copy of a favorable opinion of counsel for the Borrower and the Guarantors dated the date of such loan as to the matters referred to in Paragraphs 2.1, 2.2, 2.3, 2.4, 2.5 and 2.10 hereof, and as to such other matters as the Bank may reasonably require;

                  (C) The financing statements and security agreements, and real estate deed of trust on the property referred to in Sections 3 and 4 hereof;

                  (D) Guaranty Agreements executed by Pelican and McLure, whereby each entity unconditionally guarantees the payment, when due, of the liabilities of the Borrower to the Bank arising hereunder.

                  (E) A Collateral Assignment of Lease Agreement whereby Borrower shall collaterally transfer, assign, and deliver to the Bank the aforesaid Leases and rents to secure the indebtedness of the Borrower hereunder.

                  (F) Certificates of Good Standing issued by the Secretary of State of West Virginia for the Borrower and McLure confirming the good standing of each dated within sixty (60) days of the date of this Agreement.

                  (G) Certificate of Good Standing issued by the Secretary of State of Florida confirming the good standing of Pelican dated within sixty (60) days of the date of this Agreement.

                  (H) Borrower shall consummate the exchange of the real property and the assets of McLure in accordance with that certain Deed and Exchange Agreement attached hereto as Exhibit "A".

                  (I) Lender's title insurance policy issued by a title insurer of Borrower's choice for an ALTA Loan Title Insurance Policy insuring title to the real property for the full amount of the loan.

                  (J) Evidence of property, casualty and public liability insurance providing coverage for the McLure Hotel naming the Bank as an additional insured and mortgagee with respect to the real estate and improvements.

         5.2 CONTINUING CONDITIONS. The obligation of the Bank to make each loan hereunder is also subject to the condition precedent that on the date of the making of such loan, the following statements shall be true:

                  (A) The representations and warranties contained in Section 2 are true and correct on and as of the date of such loan as though made on and as of such date;

                  (B) No event has occurred and is continuing or would result from the proposed loan which constitutes an event of default (as hereinafter defined) hereunder or would constitute such an event of default, but for the requirement that notice be given or time elapse, or both.

                        SECTION 6. AFFIRMATIVE COVENANTS
                        --------------------------------

         The Borrower and the Guarantors covenant and agree that during the term of this Agreement and thereafter until all Notes issued hereunder, together with all interest accrued thereon, shall have been paid in full, unless the prior written consent of the Bank shall have been first obtained, they will:

         6.1 MANAGEMENT. Maintain executive management satisfactory to the Bank;

         6.2 LIABILITIES. Pay when due each liability to which they or any of their property is subject, or which is asserted against them, provided, however, that each entity shall not be required to pay any such liability so long as the validity thereof shall be contested in good faith by appropriate proceedings diligently conducted (unless and until foreclosure, sale, distraint or other similar proceeding shall have been commenced) and if such reserve or other appropriate provisions, if any, as shall be required by good accounting practice shall have been made therefore.

         6.3 GOOD STANDING. Maintain their company or corporate qualification and their good standing in each jurisdiction in which such Borrower and each Guarantor own property or in which the nature of the business transacted by them requires such qualification and where the failure to be so qualified would have a material adverse effect on the Borrower or the Guarantors.

         6.4 BANK ACCOUNTS. Borrower will maintain its principal checking account at the Bank and will, at all times, keep on deposit therein adequate amounts for the conduct of the business of the Borrower.

         6.5 PROTECTION OF RIGHT, TITLE AND INTEREST. Borrower and the Guarantors will take, or cause to be taken, all steps necessary and proper (i) to protect and enforce their right, title and interest in and to all their property, including the Property, and all such property necessary for the conduct of their business; and (ii) to comply in all material respects with all duties, terms and conditions undertaken or assumed by Borrower and the Guarantors in connection with their property, including the Property, and their business.

         6.6 OPERATION AND MAINTENANCE. Borrower and the Guarantors will operate and maintain in good order and repair their property, including the Property, and shall make, or cause to be made, all necessary repairs, replacements, additions and improvements thereto during the term of this Agreement.

         6.7 COMPLIANCE WITH LAW. Borrower and the Guarantors will comply with all applicable local, state and federal laws, rules and regulations relating to any of their activities, and any of their businesses or operations, including the requirements of the Federal Flood Insurance Act.

         6.8 FINANCIAL REPORTS. Within thirty (30) days after the close of each calendar quarter of each fiscal year and within one hundred twenty (120) days after the close of the fiscal year of the Borrower and the Guarantors, each shall furnish, or cause to be furnished to the Bank, an internally prepared balance sheet of such entity as of the end of such period, and an earnings statement of such entity for such period, each of which statements shall be certified by an authorized manager, member or officer of such entity, that to his best knowledge and belief the same are true and correct; and within one hundred twenty (120) days after the close of the fiscal year, Pelican shall furnish, or cause to be furnished, an annual financial statement, audited by independent public accountants of recognized standing acceptable to the Bank, which statement shall include a balance sheet and an earnings and surplus statement of such entity as of the end of such fiscal year. All financial reports required to be provided under this Agreement shall be prepared in accordance with generally accepted accounting principles (GAAP), applied on a consistent basis, and certified by the Borrower and/or Guarantor that the same are true and correct.

         6.9 FEDERAL INCOME TAX RETURNS. Within one hundred twenty (120) days after the close of each fiscal year of the Borrower and Guarantors, each shall furnish or cause to be furnished to the Bank a copy of its most recent signed federal income tax return.

         6.10 RECORDS AND ACCESS. Borrower and the Guarantors shall keep, or cause to be kept, full and complete books and records in which correct and accurate entries will be made of all their business transactions and their property, including the Property, and at any time, and from time to time, shall give, or cause to be given to the Bank and their representatives reasonable access during normal business hours to examine all of the Borrower's and the Guarantors' books and records.

         6.11 PAYMENT OF TAXES AND LIENS. Borrower and the Guarantors will pay in full (i) prior in each case to the date when penalties for the nonpayment thereof would attach, all taxes, assessments and governmental charges and levies for which it may be or become subject, and (ii) prior in each case to the date the claim would become delinquent for nonpayment, all other lawful claims (whatever their kind or nature) which, if unpaid, might become a lien or charge upon their property, provided, that no item need be paid so long as and to the extent that it is contested in good faith and by timely and appropriate proceedings which are effective to stay enforcement thereof.

         6.12 INSURANCE. Borrower and the Guarantors shall keep, or cause to be kept, with financially sound and reputable insurers, such insurance with respect to their business and property, including the Property, in such amounts and insuring against such risks, casualties and contingencies of such types (including but not limited to insurance for loss or damage by fire and other hazards and insurance for public liability for damage to persons and property in connection with their property, including the Property, and the activities conducted thereon or relating thereto) as is customary for persons, corporations and other entities of established reputation engaged in the same or similar businesses as the Borrower and the Guarantors and similarly situated, naming Bank as mortgagee and loss payee or additional insured, as its interests may appear; and shall keep, or cause to be kept, such coverage as required by any applicable Workers' Compensation laws; and will furnish, or cause to be furnished, certificates of all such insurance and coverage to Bank before the initial borrowing hereunder and within one hundred twenty (120) days after the end of each of its subsequent fiscal years. All policies to the extent obtainable shall provide that they may not be altered or canceled except on prior written notice to Bank.

         6.13 EXPENSES, FEES AND DISBURSEMENTS. Borrower shall pay, or cause to be paid, all expenses, fees and disbursements, including reasonable legal expenses, incurred by the Bank, or otherwise, in connection with the preparation, recordation, filing, continuation, satisfaction and termination of this Agreement, the Guaranty Agreements, the Deed of Trust, Financing Statements, and any other loan documents and instruments or documents in relation thereto.

                          SECTION 7. NEGATIVE COVENANTS
                          -----------------------------

         The Borrower and the Guarantors covenant (jointly and severally) that during the term of this Agreement and thereafter until all Notes issued hereunder, together with all interest accrued thereon, shall have been paid in full, unless the prior written consent of the Bank shall have been first obtained, they will not:

         7.1 LIMITED LIABILITY COMPANY OR CORPORATE ACTIONS. (i) Purchase, redeem or otherwise acquire any of the outstanding shares of their membership interests or capital stock, except pursuant to stock purchase agreements which take effect upon the termination or death of an employee/stockholder/member;
(ii) effect a merger or consolidation with any corporation or other entity, or liquidate or dissolve; (iii) sell, transfer, assign or otherwise dispose of any of their material assets or acquire any assets other than in the ordinary course of business, excepting, however, that purchases or sales of assets valued at an aggregate amount exceeding $50,000.00 shall not constitute ordinary course of business transactions; and (iv) pay dividends on their membership interests or outstanding stock, or otherwise make distributions to their members or shareholders. The foregoing notwithstanding, Pelican shall be exempt from the provisions of subsections 7.1(i) and 7.1(iv) hereof so long as the Borrower and the Guarantors are not in Default of the provisions of the Note, Deed of Trust, Security Agreement and/or this Loan and Security Agreement.

         7.2 SECURITY INTERESTS, ETC. Create or suffer to remain any security interest, lien or encumbrance against or upon any of their properties, real or personal, whether presently owned or hereafter acquired, other than to the Bank provided, however, that this restriction shall not apply to or operate to prevent (i) liens for taxes and other governmental charges, which taxes and charges at a particular time are not due or remain payable without penalty, or which are permitted to remain unpaid by reason of the operation of Paragraph 7.5 of Section 7 hereof; (ii) liens arising in the ordinary course of business out of claims for labor, materials or supplies which are permitted to remain unpaid by reason of the operation of Paragraph 7.5 of Section 7 hereof; (iii) deposits and pledges made in the ordinary course of business to secure Workers' Compensation, unemployment, old age benefits or other social security payments or in connection with or to secure performance of bids, tenders, trade contracts or leases, or to secure statutory obligations or surety, performance or appeal bonds, or other pledges or deposits for purposes of like nature, and not in connection with the borrowing of money; and (iv) easements, rights-of-way, restrictions, minor defects in title and other similar real estate encumbrances not in the aggregate interfering with the ordinary conduct of the business of such Borrower, or Guarantor.

         7.3 GUARANTY. Become Guarantor or surety for or on any indebtedness, contract or undertaking of any person, firm or corporation, except in the ordinary course of business.

         7.4 LOANS. Make any loans or advances directly or indirectly to any person, firm or corporation, other than in the ordinary course of business, provided that loans to members, officers and employees shall not be considered to be in the ordinary course of business.

         7.5 INDEBTEDNESS. Suffer to remain, create or incur any indebtedness except (i) indebtedness evidenced by Notes issued hereunder; (ii) indebtedness secured by liens permitted by Paragraph 7.2 of this Section 7; (iii) indebtedness subordinated to the liabilities of the Borrower to the Bank in a manner satisfactory to the Bank; and (iv) accounts payable and accrued expenses (other than borrowings) incurred in the normal course of business.

                          SECTION 8. EVENTS OF DEFAULT
                          ----------------------------

         8.1 EVENTS OF DEFAULT. If any one or more of the following events of default shall occur and be continuing, that is to say:

                  (A) The Borrower shall default in the payment when due of any installment of interest or principal on any Note issued hereunder and such default shall not be remedied for a period of ten (10) days after deposit in the United States mail, certified and postage prepaid, addressed to Borrower, 1200 Market Street, Wheeling, WV 26003, or a written notice to and demand upon Borrower to cure or cause to be cured such default;

                  (B) Any representation or warranty made in connection with the delivery of this Agreement or any of the Notes issued hereunder, or in any certificate furnished pursuant thereto shall prove to have been false or misleading in any material respect as of the time made;

                  (C) The Borrower shall default in the performance of any term, covenant, agreement or condition contained in Sections 3 and 4 hereof and such default shall not be remedied for a period of ten (10) days after deposit in the United States mail, certified and postage prepaid, addressed to Borrower, 1200 Market Street, Wheeling, WV 26003, or a written notice to and demand upon Borrower to cure or cause to be cured such default; or

                  (D) The Borrower or the Guarantor shall default in the performance of any term, covenant, agreement or condition contained herein other than any of those referred to in Subparagraphs (A), (B), and (C) of this Paragraph 8.1, and such default shall not be remedied for a period of thirty (30) days after deposit in the United States mail, certified and postage prepaid, addressed to Borrower, 1200 Market Street, Wheeling, WV, 26003, or a written notice to and demand upon the Borrower to cure or cause to be cured such default;

then and in any such event the Bank shall have the right by written notice to the Borrower to declare the unpaid balance of the principal of all Notes then outstanding hereunder, together with all interest accrued thereon, to be forthwith due and payable, and the same shall thereupon become due and payable, without any presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

         8.2 ADDITIONAL DEFAULT CONSEQUENCES. If one or more of the following described events of default shall occur, that is to say: The Borrower or either of the Guarantors shall become insolvent and bankrupt or cease paying its debts as they mature, or make an assignment for the benefit of creditors, or consent to the appointment of a trustee or receiver, or a trustee or receiver or liquidator shall be appointed for it or for a substantial part of its property, or bankruptcy, reorganization, arrangement, insolvency or similar proceedings shall be instituted by or against it under the laws of any jurisdiction and, in case of any such proceeding instituted against it, the same shall not have been dismissed within a period of seventy-five (75) days, then any Note or Notes then outstanding hereunder, together with all interest accrued thereon, shall thereupon become due and payable, without any presentment, demand, protest, or other notice of any kind whatsoever, all of which are hereby expressly waived.

                               SECTION 9. SET-OFF
                               ------------------

         9.1 SET OFF. In addition to any of the rights it may have under this Agreement or pursuant to law, upon the occurrence of an event of default hereunder, any and all moneys now or hereafter in the hands of the Bank on deposit or otherwise belonging to the Borrower shall immediately become the subject of set-off by the Bank against any indebtedness that shall then be in existence hereunder, and any other liability or liabilities of the Borrower to the Bank then in existence, whether said indebtedness and liability or liabilities are due or to become due, and such moneys may immediately be appropriated by the Bank to the payment of such indebtedness and liability or liabilities in such manner as it shall see fit.

                            SECTION 10. MISCELLANEOUS
                            -------------------------

         10.1 WAIVER AND MODIFICATION. No waiver by Bank of any default shall operate as a waiver of any other default or of the same default on a future occasion. No failure to exercise, and no delay in exercising, on the part of the Bank, any power, remedy or right shall operate as a waiver thereof, nor shall any single or partial exercise of any power, remedy, or right preclude other or further exercise of any power, remedy, or right. This Agreement and the other loan documents, including the Notes, Guaranty Agreements and Deed of Trust, may only be modified or waived by a written document executed by Borrower, Guarantors and Bank.

         10.2 NOTICES. All notices or other correspondence required or made necessary by the terms of this Agreement and the other loan documents shall be in writing and shall be considered as having been given to each party if mailed by registered or certified mail, postage prepaid, to their respective addresses as follows:

If to BANK:                                          with a COPY to:

         Mr. David Pel                               James C. Gardill, Esq.
         Commercial Loan Department                  Denise Knouse-Snyder, Esq.
         Wesbanco Bank Wheeling                      PHILLIPS, GARDILL, KAISER
         One Bank Plaza                                 & ALTMEYER
         Wheeling, WV 26003                          61-14th Street
         Telephone: (304) 234-9212                   Wheeling, WV  26003
                                                     Telephone:  (304) 232-6810
                                                     Facsimile:   (304) 232-4918


         If to BORROWER:

         C. John Knorr, Jr.           and            Nathan A. Roesing
         104 Woodhall Drive                          Wheeling City Center
         Richmond, VA  25229                         Hotel, LLC
                                                     1200 Market Street
                                                     Wheeling, WV 26003

         with a COPY to:

         Evans L. King, Jr., Esq.    and             Gorham Rutter, Jr., Esq.
         STEPTOE & JOHNSON                           P.O. Box 915454
         P.O. Box 2190                               Longwood, FL 32791-5454
         Clarksburg, WV  26302-2190                  Telephone: (407) 331-3540
         Facsimile:                                  Facsimile: (407) 869-5584
                                                                (407) 869-5467

Each party shall have the right to change its address at any time, and from time to time, by giving written notice thereof to the other party.

         10.3 CERTAIN TAXES. Borrower agrees to pay, and save Bank harmless from, all liability for any federal or state documentary stamps or other tax liability, together with any interest or penalty, which is payable or may be determined to be payable with respect to the execution or delivery of this Agreement or any other documents including the Notes, the Guaranty Agreements, the Deed of Trust and the Financing Statements, which obligations of the Borrower shall survive the termination of this Agreement.

         10.4 APPLICABLE LAW. This Agreement shall be a contract made under and governed by the laws of the State of West Virginia.

         10.5 SEVERABILITY. In the event that any term or provision of this Agreement or any other loan documents including the Notes, Guaranty Agreements and the Deed of Trust is lawfully held or declared to be invalid, illegal or unenforceable, it shall be deemed deleted to the extent necessary under applicable law, and the validity of the other terms and provisions shall not be affected thereby.

         10.6 SUCCESSORS AND ASSIGNS. This Agreement and the other loan documents shall be binding upon the Borrower, Guarantors and Bank and their respective successors and assigns, and shall inure to the benefit of Borrower, Guarantors, and Bank and the successors and assigns of Bank (except that Borrower and Guarantors shall have no right to assign, voluntarily or by operation of law, any of its rights or obligations hereunder or under any other loan documents without Bank's prior written consent and provided further that nothing herein is intended by any party hereto to confer any rights upon any third party as a beneficiary hereof).

         10.7 REQUIREMENT OF NOTICE OF BANK DEFAULT. Borrower agrees to give Bank written notice of any action or inaction by Bank, or any agent or attorney of Bank, in connection with this Agreement or the loan(s) that may be actionable against Bank or any agent or attorney of Bank or a defense to payment of the loan(s) for any reason, including, but not limited to, commission of a tort or violation of any contractual duty or duty implied by law. Borrower agrees that unless such notice is duly given as promptly as possible (and in any event within sixty (60) days after Borrower has knowledge, or with the exercise of reasonable diligence should have had knowledge, of any such action or inaction) Borrower shall not assert, and Borrower shall be deemed to have waived any claim or defense arising therefrom.

         10.8 LIQUIDATED DAMAGE CLAUSE. In view of the difficulty of ascertaining damages for Bank's failure to fund advances, which may subsequently be deemed to be in violation of the provisions of this Agreement, Borrower agrees that any liability of Bank for such failure to fund advances shall be liquidated at the sum of the two (2) months' interest accrual on the principal amount of the loan outstanding as of date of the failure to so fund such advances.

         10.9 LIMITATION OF CONSEQUENTIAL DAMAGES. Neither Bank nor any agent or attorney of Bank shall be liable to Borrower for consequential damages arising from any breach of contract, tort, or other wrong in connection with the negotiation, documentation, administration or collection of the loan(s).

         10.10 ORAL AGREEMENT. Any oral agreements (past, present and future) concerning any aspect of the loan are null and void. This document contains all the agreements between the Borrower, Guarantors and the Bank and this document can be amended only by writings signed by all parties hereto.

         10.11 HEADINGS. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

         10.12 TIME. Time is the of essence of this Agreement.

         WITNESS the due execution hereof as of the day and year first above written.

                                    BORROWER:

                                    WHEELING CITY CENTER HOTEL, LLC, A
                                    WEST VIRGINIA LIMITED LIABILITY COMPANY


                                    BY______________________________________
                                             ITS __________________________

                                    BANK:

                                    WESBANCO BANK, INC.
                                    A WEST VIRGINIA BANKING CORPORATION,


                                    By_______________________________________
                                             ITS _________________________



                                    GUARANTORS:

                                    PELICAN PROPERTIES, INTERNATIONAL
                                    CORP., A FLORIDA CORPORATION


                                    BY_______________________________________
                                             ITS _________________________


                                    MCLURE HOUSE HOTEL & CONFERENCE
                                    CENTER, LLC, A WEST VIRGINIA LIMITED
                                    LIABILITY COMPANY


                                    BY_______________________________________
                                             ITS __________________________